Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Advantest Corporation Incentive Stock Option Plan 2009 of our reports dated June 15, 2009, with respect to the consolidated financial statements of Advantest Corporation included in its Annual Report (Form 20-F) for the year ended March 31, 2009, and the effectiveness of internal control over financial reporting of Advantest Corporation filed with the Securities and Exchange Commission.

/s/ Ernst & Young ShinNihon LLC

Tokyo, Japan
September 15, 2009